CILCORP INC. AND SUBSIDIARIES                                                                            Exhibit A
CONSOLIDATING BALANCE SHEET                                                                              Page 1 of 12
DECEMBER 31, 2000
(Thousands of Dollars)

                              CIM      CVI      QST                    CONSOL.     TOTAL        CILCO        CONSOL.    CILCORP
                              CONSOL.  CONSOL.  CONSOL.   CILCORP      ADJUST.     NONUTIL      CONSOL.      ADJUST.     CONSOL.
Current Assets                    425   10,397   20,345     45,500     (41,787)      34,880      223,461                 258,341
Investment in CILCO                                        352,050                  352,050                (352,050)           0
Investment in CIM                                           23,920     (23,920)           0                                    0
Investment in CVI                                            1,258      (1,258)           0                                    0
Investment in QST                                           10,121     (10,121)           0                                    0
Investments & Other Property  153,506      351    5,477     (2,000)                 157,334        4,658                 161,992
Property, Plant and Equipment               26              26,820                   26,846      850,313                 877,159
Other Assets                       99                      643,677     (22,000)     621,776       29,008                 650,784
  Total Assets                154,030   10,774   25,822  1,101,346     (99,086)   1,192,886    1,107,440   (352,050)   1,948,276


Current Liabilities                10    9,575   15,535    103,762     (41,788)      87,094      204,237                 291,331
Long-Term Debt                 22,000                      475,000     (22,000)     475,000      245,482                 720,482
Deferred Credits              108,101      (55)     166     52,857                  161,069      264,551                 425,620
Preferred Stock                                                                           0       41,120                  41,120
Common Stock                    5,822    7,254   84,645    468,833     (97,721)     468,833      212,661   (212,661)     468,833
Retained Earnings              18,097   (6,000) (74,524)       894      62,423          890      139,389   (139,389)         890
  Total Liab.& Stckhldr's Eq. 154,030   10,774   25,822  1,101,346     (99,086)   1,192,886    1,107,440   (352,050)   1,948,276

CILCORP INVESTMENT MANAGEMENT INC. AND SUBSIDIARIES                            Exhibit A
CONSOLIDATING BALANCE SHEET                                                    Page 2 of 12
DECEMBER 31, 2000
(Thousands of Dollars)

                                       CLM      CIM ENER   CIM        CIM AIR       CONSOL.      CIM
                               CIM     CONSOL.  INV        LEASING    LEASING       ADJ.         CONSOL.
Current Assets                  2,619      407               4,488                   (7,088)         426
Investment in CLM              14,368                                               (14,368)           0
Investment in CIM ENERGY          481                                                  (481)           0
Investment in CIM LEASING       6,688                                                (6,688)           0
Investment in CIM AIR LEASING   3,709                                                (3,709)           0
Investments & Other Property    6,347  115,304    1,350     15,461      15,043                   153,505
Other Assets                   19,862                          101                  (19,864)          99
  Total Assets                 54,074  115,711    1,350     20,050      15,043      (52,198)     154,030


Current Liabilities             7,271    6,861     (131)    (3,614)        348      (10,725)          10
Long-Term Debt                 22,000   12,000               9,794      (5,567)     (16,227)      22,000
Deferred Credits                  885   82,483    1,000      7,181      16,552                   108,101
Common Stock                    5,822        1        1          1           1           (4)       5,822
Retained Earnings              18,097   14,367      480      6,687       3,708      (25,242)      18,097
  Total Liab.& Stckhldr's Eq.  54,075  115,712    1,350     20,049      15,042      (52,198)     154,030

CILCORP LEASE MANAGEMENT INC. AND SUBSIDIARIES                     Exhibit A
CONSOLIDATING BALANCE SHEET                                        Page 3 of 12
DECEMBER 31, 2000
(Thousands of Dollars)

                                               CLM 10                   CONSOL.      CLM
                              CLM     CLM 4    CONSOL.  CLM 7 & 8        ADJ.        CONSOL.
Current Assets                 10,336                                   (9,929)         407
Investment in CLM 4             4,180                                   (4,180)           0
Investment in CLM 10           12,774                                  (12,774)           0
Investment in CLM 7 & 8         2,017                                   (2,017)           0
Investments & Other Property   22,260   20,550   52,640     19,855                  115,305
Other Assets                    4,253                                   (4,253)           0
  Total Assets                 55,820   20,550   52,640     19,855     (33,153)     115,712


Current Liabilities             7,142      274    9,675       (451)     (9,779)       6,861
Long-Term Debt                 12,000    5,896      997     (2,489)     (4,404)      12,000
Deferred Credits               22,311   10,200   29,194     20,778                   82,483
Preferred Stock                                                                           0
Common Stock                        1        1        1          2          (4)           1
Retained Earnings              14,367    4,179   12,773      2,015     (18,967)      14,367
  Total Liab. & Stckhldr's Eq. 55,821   20,550   52,640     19,855     (33,154)     115,712

CILCORP LEASE MANAGEMENT X INC. AND SUBSIDIARIES                   Exhibit A
CONSOLIDATING BALANCE SHEET                                        Page 4 of 12
DECEMBER 31, 2000
(Thousands of Dollars)

                                                              CONSOL.   CLM 10
                                CLM 6     CLM 10   CLM 11      ADJ.     CONSOL.
Current Assets                                                               0
Investment in CLM 6                                                          0
Investment in CLM 11                                                         0
Investments & Other Property   52,640                                   52,640
Other Assets                                                                 0
  Total Assets                 52,640        0        0          0      52,640


Current Liabilities             9,675                                    9,675
Long-Term Debt                    997                                      997
Deferred Credits               29,194                                   29,194
Preferred Stock                                                              0
Common Stock                        1                                        1
Retained Earnings              12,773                                   12,773
  Total Liab. & Stckhldr's Eq. 52,640        0        0          0      52,640

CILCORP VENTURES INC. AND SUBSIDIARIES                  Exhibit A
CONSOLIDATING BALANCE SHEET                             Page 5 of 12
DECEMBER 31, 2000
(Thousands of Dollars)
                                                             CONSOL.     CVI
                                 CVI     ARDC     CESI        ADJ.     CONSOL.
Current Assets                  3,952        4   10,381     (3,940)     10,397
Investment in ARDC                 41                          (41)          0
Investment in CESI              1,019                       (1,019)          0
Investments & Other Property      311       40                             351
Other Assets                                         26                     26
  Total Assets                  5,323       44   10,407     (5,000)     10,774


Current Liabilities             4,120        6    9,388     (3,939)      9,575
Long-Term Debt                                                               0
Deferred Credits                  (55)                                     (55)
Preferred Stock                                                              0
Common Stock                    7,254       57    5,420     (5,477)      7,254
Retained Earnings              (5,996)     (19)  (4,401)     4,416      (6,000)
  Total Liab. & Stckhldr's Eq.  5,323       44   10,407     (5,000)     10,774

CILCORP QST INC. AND SUBSIDIARIES                                  Exhibit A
CONSOLIDATING BALANCE SHEET                                        Page 6 of 12
DECEMBER 31, 2000
(Thousands of Dollars)
                                               QST
                              QST       QST    ENERGY       CILCORP      CONSOL.      QST
                              ENTERPR. ENERGY  TRADING      INFRASERV.    ADJ.      CONSOL.
Current Assets                 23,718   16,102    3,309      1,072     (23,857)      20,344
Investment in QST Energy        2,353                                   (2,353)           0
Inv't in QST Energy Trading             (1,322)                          1,322            0
Inv't in Cilcorp Infraservices    858                                     (858)           0
Investments & Other Property    5,478                                                 5,478
Other Assets                                                                              0
  Total Assets                 32,407   14,780    3,309      1,072     (25,746)      25,822


Current Liabilities            21,695   12,614    4,869        214     (23,857)      15,535
Long-Term Debt                                                                            0
Deferred Credits                  590     (187)    (237)                                166
Preferred Stock                                                                           0
Common Stock                   84,645   32,650   16,100        403     (49,153)      84,645
Retained Earnings             (74,524) (30,297) (17,422)       455      47,264      (74,524)
  Total Liab. & Stckhldr's Eq. 32,406   14,780    3,310      1,072     (25,746)      25,822

CILCORP INC. AND SUBSIDIARIES                                                                            Exhibit A
CONSOLIDATING STATEMENT OF INCOME                                                                        Page 7 of 12
FOR YEAR ENDED DECEMBER 31, 2000
(Thousands of Dollars Except Per Share Amounts)

                                       CIM      CVI      QST        CONSOL.       TOTAL       CILCO         CONSOL.    CILCORP
                              CILCORP  CONSOL.  CONSOL.  CONSOL.    ADJUST.      NONUTIL      CONSOL.        ADJ.      CONSOL.
Revenue
  Electric                                                                                0      398,836                 398,836
  Gas                                                                                     0      237,654                 237,654
  Other Businesses             61,448    7,645   22,126      3,029     (56,399)      37,849       49,175                  87,024
    Total                      61,448    7,645   22,126      3,029     (56,399)      37,849      685,665          0      723,514

Operating Expenses
  Fuel for Gen. & Purch. Power (3,515)                                               (3,515)     162,698                 159,183
  Gas Purchased for Resale                       21,871                              21,871      152,906                 174,777
  Other Oper. & Maintenance     1,234      146     (151)     2,693        (821)       3,101      163,015                 166,116
  Depreciation and Amort.      17,394        9        2                              17,405       69,405                  86,810
  Taxes, Other than Inc. Taxes    106       50        4                                 160       39,286                  39,446
    Total                      15,219      205   21,726      2,693        (821)      39,022      587,310          0      626,332
Fixed Charges and Other
  Interest Expense             48,087    2,322       80                 (2,400)      48,089       23,663                  71,752
  Pref. Stk Dividends of Sub.                                                             0        2,977                   2,977
  AFUDC                                                                                   0         (533)                   (533)
  Other                                                                                   0        1,221                   1,221
    Total                      48,087    2,322       80          0      (2,400)      48,089       27,328          0       75,417
Income Before Income Taxes     (1,858)   5,118      320        336     (53,178)     (49,262)      71,027          0       21,765
Income Taxes                  (16,220)     118      143        112                  (15,847)      26,227                  10,380
   Net Income from Cont. Oper.
   Before Extraordinary Item   14,362    5,000      177        224     (53,178)     (33,415)      44,800          0       11,385
Income (Loss) from Operations
  of Discontinued Business,
  Net of Tax                                                                              0                                    0
      Net Income Available for
      Common Stockholders      14,362    5,000      177        224     (53,178)     (33,415)      44,800          0       11,385

CILCORP INVESTMENT MANAGEMENT INC. AND SUBSIDIARIES                            Exhibit A
CONSOLIDATING INCOME STATEMENT                                                 Page 8 of 12
FOR YEAR ENDED DECEMBER 31, 2000
(Thousands of Dollars)
                                      CLM      CIM ENER    CIM         CIM AIR     CONSOL.      CIM
                              CIM     CONSOL.  INV        LEASING      LEASING     ADJ.         CONSOL.
Revenue
  Leveraged Lease Income                 5,373                 524                                 5,897
  Interest Income               1,803                                                (1,803)           0
  Other Income                  4,099      625      615      1,215                   (4,807)       1,747
    Total Revenue               5,902    5,998      615      1,739           0       (6,610)       7,644

Expenses
  Operating Expenses              135        7                  13                                   155
  Taxes, Other than Inc. Taxes                                  49                                    49
  Interest Expense              2,322    1,564       51        496        (307)      (1,804)       2,322
    Total Expenses              2,457    1,571       51        558        (307)      (1,804)       2,526

Income Before Income Taxes      3,445    4,427      564      1,181         307       (4,806)       5,118
Income Taxes                   (1,555)   1,747      224       (420)        122                       118
Net Income Including Minority   5,000    2,680      340      1,601         185       (4,806)       5,000
Minority Interest                            0                                                         0
Net Income                      5,000    2,680      340      1,601         185       (4,806)       5,000

CILCORP LEASE MANAGEMENT INC. AND SUBSIDIARIES                     Exhibit A
CONSOLIDATING INCOME STATEMENT                                     Page 9 of 12
FOR YEAR ENDED DECEMBER 31, 2000
(Thousands of Dollars)
                                                 CLM 10                CONSOL.      CLM
                                CLM     CLM 4    CONSOL.  CLM 7 & 8     ADJ.        CONSOL.
Revenue
  Leveraged Lease Income                 1,494    3,880                               5,374
  Interest Income               1,025                                   (1,025)           0
  Other Income                  3,006               625                 (3,006)         625
    Total Revenue               4,031    1,494    4,505          0      (4,031)       5,999

Expenses
  Operating Expenses                         4        2          1                        7
  Interest Expense              1,564      489      773       (235)     (1,025)       1,566
    Total Expenses              1,564      493      775       (234)     (1,025)       1,573

Income Before Income Taxes      2,467    1,001    3,730        234      (3,006)       4,426
Income Taxes                     (214)     393    1,475         92                    1,746
Net Income Including Minority   2,681      608    2,255        142      (3,006)       2,680
Minority Interest                   0                                                     0
Net Income                      2,681      608    2,255        142      (3,006)       2,680

CILCORP LEASE MANAGEMENT X INC. AND SUBSIDIARIES                   Exhibit A
CONSOLIDATING INCOME STATEMENT                                     Page 10 of 12
DECEMBER 31, 2000
(Thousands of Dollars)
                                                             CONSOL.   CLM 10
                                CLM 6   CLM 10   CLM 11         ADJ.   CONSOL.
Revenue
  Leveraged Lease Income        3,880                                    3,880
  Interest Income                                                            0
  Other Income                    625                                      625
    Total Revenue               4,505        0        0          0       4,505

Expenses
  Operating Expenses                2                                        2
  Interest Expense                773                                      773
    Total Expenses                775        0        0          0         775

Income Before Income Taxes      3,730        0        0          0       3,730
Income Taxes                    1,475                                    1,475
Net Income Including Minority   2,255        0        0          0       2,255
Minority Interest                   0                                        0
Net Income                      2,255        0        0          0       2,255

CILCORP VENTURES INC. AND SUBSIDIARIES                  Exhibit A
CONSOLIDATING INCOME STATEMENT                          Page 11 of 12
FOR YEAR ENDED DECEMBER 31, 2000
(Thousands of Dollars)
                                                            CONSOL.    CVI
                                  CVI     ARDC     CESI     ADJ.       CONSOL.
Revenue
  Leveraged Lease Income                                                     0
  Interest Income                  81                46        (81)         46
  Other Income                    183            22,080       (183)     22,080
    Total Revenue                 264        0   22,126       (264)     22,126

Expenses
  Operating Expenses               17            21,709                 21,726
  Interest Expense                 80                81        (81)         80
    Total Expenses                 97        0   21,790        (81)     21,806

Income Before Income Taxes        167        0      336       (183)        320
Income Taxes                      (10)              153                    143
Net Income Including Minority     177        0      183       (183)        177
Minority Interest                                                            0
Net Income                        177        0      183       (183)        177

CILCORP QST INC. AND SUBSIDIARIES                                  Exhibit A
CONSOLIDATING INCOME STATEMENT                                     Page 12 of 12
FOR YEAR ENDED DECEMBER 31, 2000
(Thousands of Dollars)
                                                    QST
                                  QST     QST      ENERGY   CILCORP    CONSOL.         QST
                                 ENTER  ENERGY   TRADING   INFRASERV     ADJ.        CONSOL.
Revenue
  Leveraged Lease Income                                                                  0
  Interest Income                                                                         0
  Other Income                    224                        3,029        (224)       3,029
    Total Revenue                 224        0        0      3,029        (224)       3,029

Expenses
  Operating Expenses                                         2,693                    2,693
  Taxes, Other than Inc. Taxes                                                            0
  Interest Expense                                                                        0
    Total Expenses                  0        0        0      2,693           0        2,693

Income Before Income Taxes        224        0        0        336        (224)         336
Income Taxes                                                   112                      112
Net Income Including Minority     224        0        0        224        (224)         224
Minority Interest                   0                                                     0
Net Income                        224        0        0        224        (224)         224